UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2018

ASPEN INSURANCE HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
141 Front Street
Hamilton HM 19
Bermuda
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (441) 295-8201
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Section 8 — Other Events
Item 8.01 Other Events
On May 16, 2018, Aspen Insurance Holdings Limited (“Aspen”) issued a notice of partial redemption in connection with its election to redeem $125 million in aggregate principal amount of its $250 million 6.00% Senior Notes due 2020 (the “Notes”). The redemption is expected to take place on June 18, 2018 (the “Redemption Date”). The redemption will be conducted pursuant to the optional redemption terms of the Second Supplemental Indenture, dated as of December 10, 2010 (the “Second Supplemental Indenture”), to the Indenture entered into with Deutsche Bank Trust Company Americas, as trustee, dated as of August 16, 2004 (the “Original Indenture” and, together with the Second Supplemental Indenture, the “Indenture”) governing the Notes. The redemption price will be equal to the greater of (i) 100% of the principal amount of the Notes being redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest (other than accrued interest) on the Notes being redeemed, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 45 basis points, plus, in either case, any accrued and unpaid interest to, but excluding, the Redemption Date. Unless otherwise specified herein, capitalized terms have the meanings ascribed to such terms in the Indenture.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED (Registrant)

Dated: May 16, 2018	By:	/s/ Scott Kirk
	Name:	Scott Kirk
	Title:	Chief Financial Officer